UNAUDITED WILLIAMS PARTNERS L.P. PRO FORMA FINANCIAL STATEMENTS

The pro forma financial statements present the impact on our financial position and results of operations of our acquisition of certain of The Williams Companies, Inc.’s (Williams) wholly and partially owned subsidiaries to the extent not already owned by us, including Williams’ limited and general partner interests in Williams Pipeline Partners L.P., but excluding its Canadian, Venezuelan and olefins operations and 25.5% of Gulfstream Natural Gas System L.L.C. (Contributed Entities) in exchange for cash from the issuance of debt and Class C limited partnership units. The Contributed Entities are currently reported by Williams within its Gas Pipeline and Midstream Gas and Liquids reporting segments. We plan to acquire the Contributed Entities from Williams in a transaction we refer to as the Dropdown for the consideration specified in Note 1 to these Unaudited Pro Forma Financial Statements.

The pro forma financial statements as of September 30, 2009 and for the year ended December 31, 2008 and nine months ended September 30, 2009 have been derived from our historical consolidated financial statements incorporated by reference in this offering memorandum and are qualified in their entirety by reference to such historical consolidated financials statements and related notes contained therein and audited combined financial statements of the Contributed Entities appearing elsewhere in this offering memorandum. The unaudited pro forma financial statements should be read in conjunction with the notes accompanying such pro forma financial statements, our historical consolidated financial statements and related notes thereto incorporated by reference in this offering memorandum and the audited combined financial statements of the Contributed Entities appearing elsewhere in this offering memorandum.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions. Actual adjustments will differ from the pro forma adjustments. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Dropdown as contemplated and that the pro forma adjustments give appropriate effect to these assumptions and are properly applied in the pro forma financial information.

The pro forma financial statements may not be indicative of the results that actually would have occurred if we had owned the Contributed Entities on the dates indicated.

WILLIAMS PARTNERS L.P.

UNAUDITED PRO FORMA BALANCE SHEET
September 30, 2009

	Williams		Pro Forma		Pro Forma
	Partners L.P.	Contributed	Formation		Offering
	Historical	Entities(a)	Adjustments		Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$102	$8	$—		$3,470	(e)	$110
					(3,470	)(f)
Accounts receivable	38	339	(13	)(b)	—		364
Notes receivable from parent	—	336	(336	)(c)	—		—
Inventories	—	132	—		—		132
Other current assets and deferred charges	14	144	—		—		158

Total current assets	154	959	(349)		—		764
Investments	469	406	(275	)(d)	—		600
Property, plant and equipment, net	634	9,443	—		—		10,077
Other noncurrent assets	26	318	—		60	(e)(f)	404

Total assets	$1,283	$11,126	$(624)		$60		$11,845

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$32	$367	$(13	)(b)	$—		$386
Accrued liabilities	36	182	—		—		218
Long-term debt due within one year	—	17	—		—		17

Total current liabilities	68	566	(13)		—		621
Long-term debt	1,000	1,980	—		3,500	(e)	6,480
Other noncurrent liabilities	16	710	—		—		726
Equity:
Controlling interests	198	7,246	(336	)(c)	(3,440	)(f)	3,668
Noncontrolling interests in consolidated subsidiaries	—	620	(275	)(d)	—		345
Accumulated other comprehensive income	1	4	—		—		5

Total equity	199	7,870	(611)		(3,440)		4,018

Total liabilities and equity	$1,283	$11,126	$(624)		$60		$11,845

See accompanying notes to pro forma financial statements

WILLIAMS PARTNERS L.P.

UNAUDITED PRO FORMA STATEMENT OF INCOME
Year Ended December 31, 2008

	Williams		Pro Forma		Pro Forma
	Partners L.P.	Contributed	Formation		Offering
	Historical	Entities(a)	Adjustments		Adjustments		Pro Forma
	($ in millions — except per unit amounts)

Revenues	$637	$5,455	$(314	)(b)	$—		$5,778
Cost and expenses:
Costs and operating expenses	447	4,027	(314	)(b)	—		4,160
Selling, general and administrative expense	47	314	—		—		361
Other — net	(4)	15	—		—		11

Total costs and expenses	490	4,356	(314)		—		4,532

Operating income	147	1,099	—		—		1,246
Investment income	111	55	(89	)(d)	—		77
Interest expense — net	(67)	(119)	(23	)(c)	(216	)(h)	(425)
Other income— net	—	10	—		—		10

Income before income taxes	191	1,045	(112)		(216)		908
Provision (benefit) for income taxes	—	(952)	958	(g)	—		6

Net income	191	1,997	(1,070)		(216)		902
Less: Net income attributable to noncontrolling interests	—	113	(89	)(d)	—		24

Net income attributable to Williams Partners L.P.	$191	$1,884	$(981)		$(216)		$878

Allocation of net income for calculation of earnings per unit:
Net income	$191						$878
Allocation of net income to general partner	29						43

Allocation of net income to limited partners	$162						$835

Basic and diluted net income per limited partner common unit	$3.08						$3.27
Weighted average number of limited partner common units outstanding (thousands)	52,776						255,776

See accompanying notes to pro forma financial statements

WILLIAMS PARTNERS L.P.

UNAUDITED PRO FORMA STATEMENT OF INCOME
Nine Months Ended September 30, 2009

	Williams		Pro Forma		Pro Forma
	Partners L.P.	Contributed	Formation		Offering
	Historical	Entities(a)	Adjustments		Adjustments		Pro Forma
	($ in millions — except per unit amounts)

Revenues	$337	$3,003	$(113	)(b)	$—		$3,227
Cost and expenses:
Costs and operating expenses	232	2,063	(113	)(b)	—		2,182
Selling, general and administrative expense	37	253	—		—		290
Other — net	(4)	7	—		—		3

Total costs and expenses	265	2,323	(113)		—		2,475

Operating income	72	680	—		—		752
Investment income	74	39	(58	)(d)	—		55
Interest expense — net	(46)	(89)	(15	)(c)	(162	)(h)	(312)
Other income — net	—	9	—		—		9

Income before income taxes	100	639	(73)		(162)		504
Provision for income taxes	—	4	—		—		4

Net income	100	635	(73)		(162)		500
Less: Net income attributable to noncontrolling interests	—	78	(58	)(d)	—		20

Net income attributable to Williams Partners L.P.	$100	$557	$(15)		$(162)		$480

Allocation of net income for calculation of earnings per unit:
Net income	$100						$480
Allocation of net income to general partner	—						8

Allocation of net income to limited partners	$100						$472

Basic and diluted net income per limited common partner unit	$1.88						$1.85
Weighted average number of limited partner common units outstanding (thousands)	52,777						255,777

See accompanying notes to pro forma financial statements

WILLIAMS PARTNERS L.P.

NOTES TO UNAUDITED WILLIAMS PARTNERS L.P. PRO FORMA
FINANCIAL STATEMENTS

Note 1.	Basis of Presentation — Acquisition of Contributed Entities

Unless the context clearly indicates otherwise, references in these notes to “we,” “our,” “us” or like terms refer to Williams Partners L.P. and its subsidiaries. The historical financial information is derived from our historical consolidated financial statements. The pro forma adjustments have been prepared as if we acquired the Contributed Entities on September 30, 2009 for the pro forma balance sheet and on January 1, 2008 in the case of the pro forma statements of income.

These pro forma financial statements show the pro forma effect of our proposed acquisition of certain of The Williams Companies, Inc.’s (Williams) wholly and partially owned subsidiaries to the extent not already owned by us, including Williams’ limited and general partner interests in Williams Pipeline Partners L.P., but excluding its Canadian, Venezuelan and olefins operations and 25.5% of Gulfstream Natural Gas System L.L.C., which are reported by Williams within its Gas Pipeline and Midstream Gas and Liquids reporting segments, i.e. the Contributed Entities. We plan to acquire the Contributed Entities from Williams in a transaction we refer to as the Dropdown.

Consideration

The aggregate consideration that we will pay in connection with the Dropdown will consist of the following:

•	$3.5 billion in cash, less all expenses incurred by us in connection with (i) the transactions contemplated by the Contribution Agreement in connection with the Dropdown, (ii) this offering, including any initial purchasers’ discount or original issue discount, (iii) the establishment of our new credit facility, (iv) our proposed exchange offer for the outstanding publicly traded common units of Williams Pipeline Partners L.P., and (v) one-half of any and all applicable filing fees under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	203 million of our Class C limited partnership units (Class C Units), which will be identical to our common limited partnership units except that (i) in the first fiscal quarter in which the Class C Units are outstanding they will receive a quarterly distribution that is prorated to reflect the fact that the Class C Units were not outstanding during the full quarterly period, and (ii) they will automatically convert into our common limited partnership units following the record date for the distribution with respect to the first fiscal quarter in which the Class C units are outstanding; and

•	an increase in the capital account of our general partner to allow it to maintain its 2% general partner interest and the issuance of general partner units to our general partner equal to 2/98th of the number of Class C Units that will be issued, resulting in Williams holding an approximate 82% limited partner interest and a 2% general partner interest in us.

Note 2.	Pro Forma Adjustments and Assumptions

a) Reflects the addition of the Contributed Entities at Williams’ historical cost as the Dropdown is considered a transaction between entities under common control.

b) Reflects the elimination of activity between us and the Contributed Entities.

c) Reflects the elimination of the Contributed Entities’ notes receivable from parent balance and related interest income. Prior to closing, the notes receivable from parent previously owed by Williams to certain of the Contributed Entities will be repaid by, and then those proceeds will be distributed back to, Williams.

d) Reflects the elimination of our investment in and equity earnings from Wamsutter LLC, which was accounted for under the equity method of accounting in our historical results. Following the consummation of the Dropdown, Wamsutter will be a wholly owned subsidiary, and we will consolidate it.

e) Reflects an assumed $3.5 billion of proceeds from the issuance of senior notes, net of estimated purchasers’ discounts and issuance costs. These costs will be amortized to interest expense over the respective terms of the notes.

f) Reflects the following transactions:

•	payment of estimated fees to establish a new $1.5 billion senior unsecured revolving credit facility. These costs will be amortized to interest expense over the three-year term of the facility. Also reflects payment of other estimated fees and expenses, including our Conflicts Committee’s review of the Dropdown.

As prescribed by regulations governing pro forma presentation, the pro forma income statements do not reflect the estimated fees and expenses, including our Conflicts Committee’s review of the Dropdown mentioned above. These estimated fees and expenses have been shown as a reduction in equity, but will be included in our income subsequent to the consummation of the Dropdown.

•	payment of $3.5 billion of cash consideration to Williams, less estimated costs and expenses of the Dropdown.

•	issuance of our Class C Units to affiliates of Williams and an increase in the capital account of our general partner sufficient to maintain its 2% ownership interest in the partnership.

g) Reflects the elimination of the Contributed Entities’ provision (benefit) for income taxes excluding amounts associated with the state of Texas partnership-level tax. Following the consummation of the Dropdown, our operations will be treated as a partnership. The Contributed Entities’ historical financial statements included taxes for the period of time prior to Transcontinental Gas Pipe Line Company, LLC’s conversion from a corporation to a limited liability company on December 31, 2008 when it was no longer subject to income taxes.

h) Reflects total interest expense for our assumed new $3.5 billion debt issuance and our new credit facility. The amount is comprised of:

•	interest expense on our new debt at an assumed weighted-average interest rate of 5.47%,

•	commitment fees and amortized costs related to our new credit facility,

•	incremental interest expense associated with refinancing our existing $250 million term loan under our new credit facility, and

•	amortized debt issuance costs related to our new debt.

Note 3.	Pro Forma Net Income Per Unit

Pro forma net income per unit is determined by dividing the pro forma net income that would have been allocated, in accordance with the net income and loss allocation provisions of our limited partnership agreement, to the common unitholders under the two-class method, after deducting the general partner’s interest in the pro forma net income, by the weighted average number of common units, assuming the 203 million Class C Units to be issued to Williams were outstanding since January 1, 2008. Basic and diluted pro forma net income per unit are equivalent as there are no dilutive units.

The allocation of pro forma net income to the general partner interest is based on the actual cash distributions made during the periods presented and reflects the fact that, in 2009, no incentive distribution payments were made to the general partner. In future periods we expect incentive distribution payments to the general partner will resume and result in significant additional allocation of earnings to the general partner. Consequently, the pro forma net income per unit amounts presented in this offering memorandum are likely to be significantly higher than they will be in future periods, which we expect will include such incentive distribution payments to the general partner.